EXHIBIT 99.1

The Joint Corp. Sells Chicago Area Regional Developer Rights to Existing Franchisees

Transfers 6 Chicago Area Clinics to Existing Franchisees; Consolidates 5 Clinics in Chicago and 3 in Upstate N.Y.

Announces $5 Million Line of Credit

SCOTTSDALE, Ariz., Jan. 09, 2017 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ:JYNT), a national operator, manager and franchisor of chiropractic clinics, today announced the sale of regional developer rights for the Chicago area and the transfer of six of its 11 Chicago clinics to a partnership that includes experienced and successful franchisees of The Joint Corp. The Company also announced the consolidation and closing of the remaining five Chicago area clinics as well as three company-managed clinics in Upstate New York.

The Company received $300,000 in cash for the regional developer rights, and the new regional developer has committed to opening a minimum of 30 clinics in the Chicago area over the next ten years, including plans to open between five and ten clinics over the next 18 months. The Company received nominal consideration for the transfer of its six company-managed clinics to the regional developer, and will record an impairment charge on these assets in the fourth quarter of 2016 associated with the transfer and consolidation of the 14 clinics. These transactions are effective January 6, 2017.  The transfer, consolidation and closing of the 14 clinics will have no impact on the Company’s GAAP revenue, as revenue from clinics in professional corporation (PC) states, which include Illinois and New York, is not recorded until working capital advances have been paid in full.

“Having experienced and qualified franchisees operate the Chicago market has multiple strategic, tactical and financial advantages for The Joint Corp,” said Peter D. Holt, Chief Executive Officer of The Joint Corp. “It will reduce our current cash usage, allow us to focus further on developing company-owned and managed clinics in other existing markets, and accelerate the point at which we believe the Company will achieve cash-flow breakeven in 2017. We continue to believe that the Chicago area is a promising market for our chiropractic care model. Transferring the regional developer rights along with a platform of operating clinics to experienced franchisees who are committed to the success of these clinics allows them to build on our initial development and continue to grow the market and expand our brand.”

In addition, The Joint Corp. has entered into an agreement with Tower 7 Partnership LLC, an Ohio limited liability company, for a $5 million secured line of credit. The purpose of the credit facility is for general working capital needs. “While we continue to believe that our existing working capital is sufficient for us to achieve cash-flow breakeven from operations, this line of credit provides us with extra liquidity and flexibility to respond to our financial needs,” said John P. Meloun, Chief Financial Officer of The Joint Corp.

2016 Financial Guidance

For full year 2016, The Joint Corp. is reiterating guidance announced November 10, 2016 for total revenues and Adjusted EBITDA excluding impairment charges relating to any non-cash write-off of assets associated with the Chicago and New York clinics, including restructuring and related expenses.

  Total revenues in the range of $20 million to $21 million.
  Adjusted EBITDA in the range of $(7.9) million to $(7.3) million.
  Net new clinic openings in the range of 58 to 63, including greenfields which make up 8 of the 14 company-owned or managed clinics added during the first six months of 2016, and 50 to 55 franchised clinics.

Non-GAAP Financial Information

This earnings release includes a presentation of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the Company’s underlying operating performance and operating trends. Reconciliations of net loss to EBITDA and Adjusted EBITDA are presented within the tables below. The Company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, and stock-based compensation expenses. The Company defines EBITDA as net income (loss) before net interest, taxes, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are frequently used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the Company’s financial statements filed with the SEC.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ:JYNT)

Based in Scottsdale, Arizona, The Joint is an emerging growth company that is reinventing chiropractic by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Its no-appointment policy and convenient hours and locations make care more accessible, and affordable membership plans and packages eliminate the need for insurance. With 350+ clinics nationwide and more than 3 million patient visits annually, The Joint is a key leader in the chiropractic profession. For more information, visit www.thejoint.com or follow the brand on Twitter, Facebook, YouTube and LinkedIn.

Business Structure

The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, Florida, Illinois, Kansas, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, and Tennessee, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Investor Contact:
Peter Vozzo
peter.vozzo@westwicke.com
443-213-0505

Media Contact:
Inna Lazarev
Public Relations Manager
inna.lazarev@thejoint.com